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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form
SB-2-A3 of our report dated March 15, 2001, relating to the financial statements of Retractable Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "THE OFFERING-Summary Financial and Operating Data", "Experts" and "Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP

Dallas, Texas
April 27, 2001